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                                [BDO LETTERHEAD]



                                                                    Exhibit 16


                                                                 June 21, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on June 19, 1996, to be filed by our former client, Odwalla, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


                                         Very truly yours,


                                         /s/ BDO Seidman, LLP